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                                                                   EXHIBIT 10(b)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated February 9, 2001 for Canada Life of America Variable Annuity Account 1 and April 3, 2001 for Canada Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 Nos. 333-66564 and 811-5817) and related Prospectus of Canada Life of America Variable Annuity Account 1 dated December, 2001.

                                                           /s/ Ernst & Young LLP




Atlanta, Georgia
November 16, 2001